
Fisher Scientific
ONE SOURCE. INFINITE SOLUTIONS.®



Get your lab off to a

GREEN start

and save some green at the same time!


OSM
All-Natural
Glass & Surface Cleaner
OSM
All-Natural
All-Purpose Cleaner

Buy two cases (12/cs., each case contains one type) of 32 oz. OSM Natural cleaners and get one case (12/cs.) of your choice of cleaner FREE!

OSM cleaners are designated USDA BioPreferred products for federal procurement. They are effective for the toughest jobs yet safe for use around people, animals and plants.

Choose from All-Purpose Cleaner, Degreaser, Glass and Surface Cleaner, Stain Remover, Odor Control, No-Rinse Floor Cleaner, Concrete Cleaner, Instrument Detergent or Instrument Lubricant.

Fisher Scientific
Part of Thermo Fisher Scientific

For customer service, call 1-800-766-7000.
To fax an order, use 1-800-926-1166.
To order online: www.fishersci.com

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